For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Free cash flow and operating cash flow exceed $200 million for fiscal 2012;
U.S. Marketing and Data Services Q4 revenue up 7 percent

LITTLE ROCK, Ark. – May 15, 2012 — Acxiom® Corporation (Nasdaq: ACXM), a recognized leader in marketing services and technology, today announced financial results for the fourth quarter and fiscal year ended March 31, 2012.

Revenue from continuing operations of $287 million for the fourth quarter was flat year over year. Earnings per diluted share attributable to Acxiom stockholders were $0.58 in the current quarter, compared to a loss per share of $0.83 in the same period a year ago. Excluding restructuring charges, gain on the sale of discontinued operations and other unusual items from both periods, earnings per diluted share attributable to Acxiom stockholders were $0.22 for the fourth quarter, up approximately 5 percent year over year.

Operating cash flow increased 34 percent to $56 million in the fourth quarter, compared to $42 million in the same period a year ago. Free cash flow available to equity increased to $103 million in the fourth quarter including $73 million of proceeds from the sale of the company’s background screening unit.  This compares to $15 million in the prior year. Free cash flow available to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

“While there is still much to be done, we are pleased with our progress and enter our new fiscal year with a much stronger Acxiom,” said Acxiom CEO Scott Howe. “In the past year, we have tightened our focus, significantly strengthened our management team and begun development of our next generation of products. Looking ahead, our fiscal 2013 will be a year of continuing transition and investment. Our management team is now in place and we expect to build momentum throughout the year.”

Fiscal Year 2012:

Revenue from continuing operations in fiscal 2012 increased approximately 2 percent to $1,131 million, compared to $1,114 million in fiscal 2011. Earnings per diluted share attributable to Acxiom stockholders were $0.96 in fiscal 2012, compared to a loss per share of $0.29 in the prior year. Excluding non-cash impairment charges, restructuring charges, gain on sale of discontinued operations and other unusual items from both periods, earnings per diluted share attributable to Acxiom stockholders were $0.76, up approximately 12 percent year over year.

Operating cash flow increased 38 percent to $229 million during the year compared to $166 million in fiscal 2011. Free cash flow available to equity was $203 million including proceeds from the disposition of operations, compared to $53 million in the prior year.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior-year fourth quarter and full year results.

Fourth Quarter Highlights:

·
Acxiom generated free cash flow to equity of $103 million and operating cash flow of $56 million. The free cash flow amount includes $73 million of proceeds from the sale of the company’s background screening unit.

·
Acxiom repurchased 1.6 million shares for $23 million. In the current fiscal year, the company has repurchased 5.6 million shares for $66 million. Since the first quarter of fiscal 2012, Acxiom has repurchased approximately 7 percent of its outstanding shares.

·
On February 1, 2012, Acxiom completed the sale of its background screening unit. The divestiture resulted in $73 million of proceeds and a gain on sale of $48 million. As a result of the disposal, Acxiom is reporting results from continuing operations and discontinued operations separately.

·
On April 19, 2012, Acxiom announced Dr. Phil Mui as its new Chief Product and Engineering Officer. Before joining Acxiom, Mui was group product manager for Google Analytics. Mui also previously served in leadership or engineering roles at the Stanford Functional Genomics Facility, Oracle, Microsoft and Lycos.

·
For the fourth year in a row, Advertising Age magazine, one of the most influential advertising and marketing publications in the U.S., named Acxiom among its highest ranking leaders. For 2011, Acxiom was named the No. 2 U.S. agency in all disciplines. Acxiom also ranked second in “Top Direct and CRM Agencies in the U.S.” and third in “World’s Top 10 CRM/Direct Marketing Agencies.”

Segment Results:

·
Marketing and Data Services: Revenue for the fourth quarter was $203 million, up 5 percent compared to $193 million for the same period a year ago. U.S. revenue of $168 million was up 7 percent, but was offset by declines in the international business. Income from operations for the fourth quarter was $30 million, compared to $29 million in the prior period. Operating margins were approximately 15 percent for both periods.

·
IT Infrastructure Management: Revenue for the fourth quarter decreased 10 percent to $68 million, compared with $75 million for the same period a year ago. Income from operations for the fourth quarter was $6 million, compared to $5 million in the prior period.

·	Other Services: Revenue for the fourth quarter was $17 million, down from $20 million in the fourth quarter last year. Loss from operations was approximately $1 million in both periods.

Financial Guidance

These projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward Looking Statements section of this press release. Estimates for fiscal 2013 are as follows:

·	Revenue from continuing operations is expected to be flat to slightly down.
·	Earnings per diluted share attributable to Acxiom shareholders are expected to be in the range of $0.55 to $0.65, given the company’s investment in new products.

Conference Call

Acxiom will hold a conference call at 9:00 a.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Web Link to Financials

You may link to http://www.acxiom.com/FY12_Q4_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue from continuing operations and earnings per share for fiscal 2013 as well as statements regarding building momentum, our plans to invest in new data analytics and product capabilities, increasing the top line in Marketing and Data Services,   focusing on improving the financial performance of our non-US operations and transitioning and transforming our business. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices ;the possibility that we may be unable to quickly and seamlessly integrate our new executive officers; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2011, which was filed with the Securities and Exchange Commission on May 27, 2011.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	202,897	192,905	9,992	5.2%
IT Infrastructure management services	67,590	74,749	(7,159)	(9.6%)
Other services	16,768	19,572	(2,804)	(14.3%)
Total revenue	287,255	287,226	29	0.0%

Operating costs and expenses:
Cost of revenue	215,410	215,618	208	0.1%
Selling, general and administrative	36,955	38,016	1,061	2.8%
Impairment of goodwill and other intangibles	-	79,674	79,674	100.0%
Gains, losses and other items, net	12,600	8,219	(4,381)	(53.3%)

Total operating costs and expenses	264,965	341,527	76,562	22.4%

Income (loss) from operations	22,290	(54,301)	76,591	141.0%
% Margin	7.8%	-18.9%
Other income (expense):
Interest expense	(3,391)	(5,659)	2,268	40.1%
Other, net	(219)	(827)	608	73.5%

Total other income (expense)	(3,610)	(6,486)	2,876	44.3%

Earnings (loss) from continuing operations before income taxes	18,680	(60,787)	79,467	130.7%

Income taxes	3,838	10,907	7,069	64.8%

Net earnings (loss) from continuing operations	14,842	(71,694)	86,536	120.7%

Earnings from discontinued operations, net of tax	31,031	705	30,326	4301.6%

Net earnings (loss)	45,873	(70,989)	116,862	164.6%

Less: Net loss attributable to noncontrolling interest	(193)	(3,933)	3,740	95.1%

Net earnings (loss) attributable to Acxiom	46,066	(67,056)	113,122	168.7%

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	0.19	(0.89)	1.08	121.3%
Earnings from discontinued operations	0.40	0.01	0.39	3900.0%
Net earnings (loss)	0.59	(0.88)	1.47	167.0%

Net earnings (loss) attributable to Acxiom stockholders	0.59	(0.83)	1.42	171.1%

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	0.19	(0.89)	1.08	121.3%
Earnings from discontinued operations	0.39	0.01	0.38	3800.0%
Net earnings (loss)	0.58	(0.88)	1.46	165.9%

Net earnings (loss) attributable to Acxiom stockholders	0.58	(0.83)	1.41	169.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	771,721	736,105	35,616	4.8%
IT Infrastructure management services	291,525	302,630	(11,105)	(3.7%)
Other services	67,378	75,020	(7,642)	(10.2%)
Total revenue	1,130,624	1,113,755	16,869	1.5%

Operating costs and expenses:
Cost of revenue	869,794	853,163	(16,631)	(1.9%)
Selling, general and administrative	144,826	151,141	6,315	4.2%
Impairment of goodwill and other intangibles	17,803	79,674	61,871	77.7%
Gains, losses and other items, net	12,638	4,600	(8,038)	(174.7%)

Total operating costs and expenses	1,045,061	1,088,578	43,517	4.0%

Income from operations	85,563	25,177	60,386	239.8%
% Margin	7.6%	2.3%
Other income (expense):
Interest expense	(17,448)	(23,823)	6,375	26.8%
Other, net	(1,369)	(1,466)	97	6.6%

Total other income (expense)	(18,817)	(25,289)	6,472	25.6%

Earnings (loss) from continuing operations before income taxes	66,746	(112)	66,858	59694.6%

Income taxes	29,129	31,726	2,597	8.2%

Net earnings (loss) from continuing operations	37,617	(31,838)	69,455	218.2%

Earnings from discontinued operations, net of tax	33,899	3,396	30,503	898.2%

Net earnings (loss)	71,516	(28,442)	99,958	351.4%

Less: Net loss attributable to noncontrolling interest	(5,747)	(5,295)	(452)	(8.5%)

Net earnings (loss) attributable to Acxiom	77,263	(23,147)	100,410	433.8%

Basic earnings (loss) per share:
Net earnings (loss) from continuing operations	0.47	(0.40)	0.87	217.5%
Earnings from discontinued operations	0.43	0.04	0.39	975.0%
Net earnings (loss)	0.90	(0.36)	1.26	350.0%

Net earnings (loss) attributable to Acxiom stockholders	0.97	(0.29)	1.26	434.5%

Diluted earnings (loss) per share:
Net earnings (loss) from continuing operations	0.47	(0.40)	0.87	217.5%
Earnings from discontinued operations	0.42	0.04	0.38	950.0%
Net earnings (loss)	0.89	(0.36)	1.25	347.2%

Net earnings (loss) attributable to Acxiom stockholders	0.96	(0.29)	1.25	431.0%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Earnings (loss) from continuing operations before income taxes	18,680	(60,787)	66,746	(112)

Income taxes	3,838	10,907	29,129	31,726

Net earnings (loss) from continuing operations	14,842	(71,694)	37,617	(31,838)

Earnings from discontinued operations, net of tax	31,031	705	33,899	3,396

Net earnings (loss)	45,873	(70,989)	71,516	(28,442)

Less: Net loss attributable to noncontrolling interest	(193)	(3,933)	(5,747)	(5,295)

Net earnings (loss) attributable to Acxiom	46,066	(67,056)	77,263	(23,147)

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	0.59	(0.83)	0.97	(0.29)

Diluted	0.58	(0.83)	0.96	(0.29)

Unusual items:

MENA disposal	-	-	2,512	-
Disposal of Netherlands and Portugal operations	-	3,340	-	3,340
Impairment of goodwill and other intangibles	-	79,674	17,803	79,674
Adjustment of earnout liability	-	(624)	(2,598)	(1,058)
Restructuring charges and other adjustments	12,600	5,503	12,724	2,318
Investment impairment (in other, net)	-	1,556	-	1,556

Total unusual items, continuing operations	12,600	89,449	30,441	85,830

Gain on disposal of discontinued operations, net of tax	(30,864)	-	(30,864)	-

Earnings from continuing operations before income taxes
and excluding unusual items	31,280	28,662	97,187	85,718

Income taxes	14,082	12,701	40,423	35,497

Non-GAAP earnings from continuing operations	17,198	15,961	56,764	50,221

Earnings from discontinued operations, net of tax	167	705	3,035	3,396

Non-GAAP net earnings	17,365	16,666	59,799	53,617

Less: Net loss attributable to noncontrolling interest	-	(827)	(1,370)	(2,189)

Non-GAAP Net earnings attributable to Acxiom	17,365	17,493	61,169	55,806

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.22	0.22	0.77	0.70

Diluted	0.22	0.21	0.76	0.68

Diluted weighted average shares	78,947	82,224	80,394	81,765

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Income (loss) from operations	22,290	(54,301)	85,563	25,177

Unusual items	12,600	87,893	30,441	84,274

Income from operations before unusual items	34,890	33,592	116,004	109,451

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	March 31,	March 31,
	2012	2011

Basic earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	14,842	(71,694)
Denominator - weighted-average shares outstanding	77,818	80,423
Basic earnings (loss) per share	0.19	(0.89)

Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	46,066	(67,056)
Denominator - weighted-average shares outstanding	77,818	80,423
Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	0.59	(0.83)

Diluted earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	14,842	(71,694)

Denominator - weighted-average shares outstanding	77,818	80,423
Dilutive effect of common stock options, warrants and restricted stock	1,129	-
	78,947	80,423

Diluted earnings (loss) per share from continuing operations	0.19	(0.89)

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	46,066	(67,056)

Denominator - weighted-average shares outstanding	77,818	80,423
Dilutive effect of common stock options, warrants, and restricted stock	1,129	-
	78,947	80,423

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	0.58	(0.83)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2012	2011

Basic earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	37,617	(31,838)
Denominator - weighted-average shares outstanding	79,483	80,111
Basic earnings (loss) per share	0.47	(0.40)

Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	77,263	(23,147)
Denominator - weighted-average shares outstanding	79,483	80,111
Basic earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	0.97	(0.29)

Diluted earnings (loss) per share from continuing operations:
Numerator - net earnings (loss)	37,617	(31,838)

Denominator - weighted-average shares outstanding	79,483	80,111
Dilutive effect of common stock options, warrants and restricted stock	911	-
	80,394	80,111

Diluted earnings (loss) per share from continuing operations	0.47	(0.40)

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders:
Numerator - net earnings (loss) attributable to Acxiom	77,263	(23,147)

Denominator - weighted-average shares outstanding	79,483	80,111
Dilutive effect of common stock options, warrants, and restricted stock	911	-
	80,394	80,111

Diluted earnings (loss) per share - net earnings (loss) attributable to Acxiom stockholders	0.96	(0.29)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2012	2011

Marketing and data services	202,897	192,905
IT Infrastructure management services	67,590	74,749
Other services	16,768	19,572

Total revenue	287,255	287,226

Income from continuing operations:

Marketing and data services	29,677	29,169
IT Infrastructure management services	5,855	5,494
Other services	(642)	(1,071)
Corporate	(12,600)	(87,893)

Total income (loss) from continuing operations	22,290	(54,301)

Margin:

Marketing and data services	14.6%	15.1%
IT Infrastructure management services	8.7%	7.3%
Other services	-3.8%	-5.5%

Total margin	7.8%	-18.9%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2012	2011

Marketing and data services	771,721	736,105
IT Infrastructure management services	291,525	302,630
Other services	67,378	75,020

Total revenue	1,130,624	1,113,755

Income from continuing operations:

Marketing and data services	96,095	87,254
IT Infrastructure management services	24,988	24,467
Other services	(5,079)	(2,270)
Corporate	(30,441)	(84,274)

Total income from continuing operations	85,563	25,177

Margin:

Marketing and data services	12.5%	11.9%
IT Infrastructure management services	8.6%	8.1%
Other services	-7.5%	-3.0%

Total margin	7.6%	2.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2012	2011	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	229,648	206,973	22,675	11.0%
Trade accounts receivable, net	169,446	171,252	(1,806)	(1.1%)
Deferred income taxes	15,107	12,480	2,627	21.0%
Refundable income taxes	-	7,402	(7,402)	100.0%
Other current assets	57,804	55,668	2,136	100.0%
Assets of discontinued operations	-	26,501	(26,501)	(100.0%)

Total current assets	472,005	480,276	(8,271)	(1.7%)

Property and equipment	913,073	886,967	26,106	2.9%
Less - accumulated depreciation and amortization	659,700	632,297	27,403	4.3%

Property and equipment, net	253,373	254,670	(1,297)	(0.5%)

Software, net of accumulated amortization	13,211	26,030	(12,819)	(49.2%)
Goodwill	382,285	397,989	(15,704)	(3.9%)
Purchased software licenses, net of accumulated amortization	25,294	38,472	(13,178)	(34.3%)
Deferred costs, net	61,977	81,837	(19,860)	(24.3%)
Data acquisition costs	15,009	17,627	(2,618)	(14.9%)
Other assets, net	3,697	9,724	(6,027)	(62.0%)

	1,226,851	1,306,625	(79,774)	(6.1%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	26,336	27,978	1,642	5.9%
Trade accounts payable	31,030	27,530	(3,500)	(12.7%)
Accrued payroll and related expenses	54,839	41,784	(13,055)	(31.2%)
Other accrued expenses	77,062	73,840	(3,222)	(4.4%)
Deferred revenue	59,949	55,921	(4,028)	(7.2%)
Income taxes	16,400	-	(16,400)
Liabilities of discontinued operations	-	2,441	2,441	100.0%

Total current liabilities	265,616	229,494	(36,122)	(15.7%)

Long-term debt	251,886	394,260	142,374	36.1%

Deferred income taxes	93,039	84,360	(8,679)	(10.3%)

Other liabilities	4,455	7,478	3,023	40.4%

Stockholders' equity:
Common stock	12,003	11,777	226	1.9%
Additional paid-in capital	860,165	837,439	22,726	2.7%
Retained earnings	536,359	459,096	77,263	16.8%
Accumulated other comprehensive income	13,601	15,991	(2,390)	(14.9%)
Treasury stock, at cost	(810,381)	(739,125)	(71,256)	(9.6%)
Total Acxiom stockholders' equity	611,747	585,178	26,569	4.5%
Noncontrolling interest	108	5,855	(5,747)	(98.2%)

Total equity	611,855	591,033	20,822	3.5%

	1,226,851	1,306,625	(79,774)	(6.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2012	2011

Cash flows from operating activities:
Net earnings (loss)	45,873	(70,989)
Non-cash operating activities:
Depreciation and amortization	31,422	37,769
Loss (Gain) on disposal or impairment of assets	(48,380)	4,155
Impairment of goodwill and other intangibles	-	79,674
Deferred income taxes	3,006	15,102
Non-cash stock compensation expense	2,060	3,200
Changes in operating assets and liabilities:
Accounts receivable	1,816	(5,111)
Other assets	(4,705)	2,197
Deferred costs	(422)	(978)
Accounts payable and other liabilities	35,916	(12,015)
Deferred revenue	(10,143)	(10,969)
Net cash provided by operating activities	56,443	42,035
Cash flows from investing activities:
Disposal of operations	73,468	(1,079)
Capitalized software	(2,095)	(963)
Capital expenditures	(12,444)	(12,213)
Data acquisition costs	(3,763)	(2,650)
Net cash provided (used) by investing activities	55,166	(16,905)
Cash flows from financing activities:
Payments of debt	(9,108)	(24,012)
Sale of common stock	4,887	1,997
Tax impact of stock options, warrants, and restricted stock	(1,310)	(316)
Acquisition of treasury stock	(22,708)	-
Net cash used by financing activities	(28,239)	(22,331)
Effect of exchange rate changes on cash	415	288

Net change in cash and cash equivalents	83,785	3,087
Cash and cash equivalents at beginning of period	145,863	203,886
Cash and cash equivalents at end of period	229,648	206,973

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,568	6,158
Income taxes	5,594	2,345
Payments on capital leases and installment payment arrangements	4,644	5,252
Payments on software and data license liabilities	2,300	4,139
Other debt payments, excluding line of credit	2,164	2,154
Prepayment of debt	-	12,467
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,509	1,324

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2012	2011

Cash flows from operating activities:
Net earnings (loss)	71,516	(28,442)
Non-cash operating activities:
Depreciation and amortization	134,662	146,355
Loss (gain) on disposal or impairment of assets	(48,197)	3,883
Impairment of goodwill and other intangibles	17,803	79,674
Deferred income taxes	5,545	18,579
Non-cash stock compensation expense	8,970	13,097
Changes in operating assets and liabilities:
Accounts receivable	(947)	(13,024)
Other assets	(4,907)	(2,394)
Deferred costs	(2,301)	(29,385)
Accounts payable and other liabilities	43,307	(22,899)
Deferred revenue	4,000	775
Net cash provided by operating activities	229,451	166,219
Cash flows from investing activities:
Disposition of operations	72,425	(1,079)
Capitalized software	(5,262)	(4,555)
Capital expenditures	(51,591)	(59,021)
Data acquisition costs	(12,312)	(13,366)
Payments from investments	370	175
Net cash paid in acquisitions	(255)	(12,927)
Net cash provided (used) by investing activities	3,375	(90,773)
Cash flows from financing activities:
Payments of debt	(154,876)	(102,101)
Sale of common stock	12,205	9,320
Tax impact of stock options, warrants, and restricted stock	(1,310)	(316)
Acquisition of treasury stock	(65,535)	-
Proceeds from partner's contributions	-	480
Contingent consideration paid for prior acquisitions	(326)	-
Net cash used by financing activities	(209,842)	(92,617)
Effect of exchange rate changes on cash	(309)	90

Net change in cash and cash equivalents	22,675	(17,081)
Cash and cash equivalents at beginning of period	206,973	224,054
Cash and cash equivalents at end of period	229,648	206,973

Supplemental cash flow information:
Cash paid during the period for:
Interest	19,059	23,886
Income taxes	20,765	25,339
Payments on capital leases and installment payment arrangements	18,331	22,357
Payments on software and data license liabilities	2,916	5,316
Other debt payments, excluding line of credit	8,629	8,428
Prepayment of debt	125,000	66,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	11,242	23,753

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	03/31/12	FY2012

Net cash provided by operating activities	16,988	42,966	64,230	42,035	166,219	32,754	57,714	82,540	56,443	229,451

Less:
Disposition of operations	-	-	-	-	-	-	(1,043)	-	73,468	72,425
Capitalized software	(1,226)	(1,341)	(1,025)	(963)	(4,555)	(529)	(991)	(1,647)	(2,095)	(5,262)
Capital expenditures	(8,752)	(21,734)	(16,322)	(12,213)	(59,021)	(12,577)	(12,134)	(14,436)	(12,444)	(51,591)
Data acquisition costs	(4,326)	(2,625)	(3,765)	(2,650)	(13,366)	(2,776)	(1,774)	(3,999)	(3,763)	(12,312)
Payments on capital leases and installment payment arrangements	(5,968)	(5,411)	(5,726)	(5,252)	(22,357)	(4,794)	(4,184)	(4,709)	(4,644)	(18,331)
Payments on software and data license liabilities	(893)	(164)	(120)	(4,139)	(5,316)	(367)	(124)	(125)	(2,300)	(2,916)
Other required debt payments	(2,103)	(2,028)	(2,143)	(2,154)	(8,428)	(2,151)	(2,155)	(2,159)	(2,164)	(8,629)

Total	(6,280)	9,663	35,129	14,664	53,176	9,560	35,309	55,465	102,501	202,835

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY11 to Q4 FY12
	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	03/31/12	FY2012%		$
Revenue:
Marketing and data services	168,622	185,915	188,663	192,905	736,105	185,058	195,944	187,822	202,897	771,721	5.2%		9,992
IT Infrastructure management services	73,138	75,749	78,994	74,749	302,630	73,050	73,712	77,173	67,590	291,525	-9.6%		(7,159)
Other services	17,419	17,781	20,248	19,572	75,020	17,936	16,776	15,898	16,768	67,378	-14.3%		(2,804)
Total revenue	259,179	279,445	287,905	287,226	1,113,755	276,044	286,432	280,893	287,255	1,130,624	0.0%		29

Operating costs and expenses:
Cost of revenue	202,800	216,271	218,474	215,618	853,163	219,804	219,112	215,468	215,410	869,794	0.1%		208
Selling, general and administrative	35,798	38,098	39,229	38,016	151,141	35,292	37,804	34,775	36,955	144,826	2.8%		1,061
Impairment of goodwill and other intangibles	-	-	-	79,674	79,674	-	-	17,803	-	17,803	100.0%		79,674
Gains, losses and other items, net	(57)	78	(3,640)	8,219	4,600	244	2,465	(2,671)	12,600	12,638	-53.3%		(4,381)

Total operating costs and expenses	238,541	254,447	254,063	341,527	1,088,578	255,340	259,381	265,375	264,965	1,045,061	22.4%		76,562

Income (loss) from operations	20,638	24,998	33,842	(54,301)	25,177	20,704	27,051	15,518	22,290	85,563	141.0%		76,591
% Margin	8.0%	8.9%	11.8%	-18.9%	2.3%	7.5%	9.4%	5.5%	7.8%	7.6%
Other income (expense)
Interest expense	(5,898)	(6,260)	(6,006)	(5,659)	(23,823)	(5,455)	(4,719)	(3,883)	(3,391)	(17,448)	40.1%		2,268
Other, net	(451)	111	(299)	(827)	(1,466)	(87)	(965)	(98)	(219)	(1,369)	73.5%		608
Total other income (expense)	(6,349)	(6,149)	(6,305)	(6,486)	(25,289)	(5,542)	(5,684)	(3,981)	(3,610)	(18,817)	44.3%		2,876

Earnings (loss) from continuing operations before income taxes	14,289	18,849	27,537	(60,787)	(112)	15,162	21,367	11,537	18,680	66,746	130.7%		79,467
Income taxes	5,716	7,539	7,564	10,907	31,726	6,063	9,528	9,700	3,838	29,129	64.8%		7,069

Net earnings (loss) from continuing operations	8,573	11,310	19,973	(71,694)	(31,838)	9,099	11,839	1,837	14,842	37,617	120.7%		86,536

Earnings from discontinued operations, net of tax	863	1,387	441	705	3,396	916	1,138	814	31,031	33,899	4301.6%		30,326

Net earnings (loss)	9,436	12,697	20,414	(70,989)	(28,442)	10,015	12,977	2,651	45,873	71,516	164.6%		116,862

Less: Net earnings (loss) attributable
to noncontrolling interest	(369)	(584)	(409)	(3,933)	(5,295)	(960)	685	(5,279)	(193)	(5,747)	95.1%		3,740

Net earnings (loss) attributable to Acxiom	9,805	13,281	20,823	(67,056)	(23,147)	10,975	12,292	7,930	46,066	77,263	100.0%		67,056

Diluted earnings (loss) per share - net earnings (loss) attributable
to Acxiom stockholders	0.12	0.16	0.25	(0.83)	0.29	0.13	0.15	0.10	0.58	0.96	169.9%		1.41

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	03/31/12	FY2012

Revenue:

Marketing and data services	168,622	185,915	188,663	192,905	736,105	185,058	195,944	187,822	202,897	771,721
IT Infrastructure management services	73,138	75,749	78,994	74,749	302,630	73,050	73,712	77,173	67,590	291,525
Other services	17,419	17,781	20,248	19,572	75,020	17,936	16,776	15,898	16,768	67,378

Total revenue	259,179	279,445	287,905	287,226	1,113,755	276,044	286,432	280,893	287,255	1,130,624

Income from operations:

Marketing and data services	15,360	21,364	21,361	29,169	87,254	17,339	27,260	21,819	29,677	96,095
IT Infrastructure management services	5,835	4,550	8,588	5,494	24,467	4,247	5,091	9,795	5,855	24,988
Other services	(614)	(838)	253	(1,071)	(2,270)	(638)	(2,835)	(964)	(642)	(5,079)
Corporate	57	(78)	3,640	(87,893)	(84,274)	(244)	(2,465)	(15,132)	(12,600)	(30,441)

Total income (loss) from operations	20,638	24,998	33,842	(54,301)	25,177	20,704	27,051	15,518	22,290	85,563

Margin:

Marketing and data services	9.1%	11.5%	11.3%	15.1%	11.9%	9.4%	13.9%	11.6%	14.6%	12.5%
IT Infrastructure management services	8.0%	6.0%	10.9%	7.3%	8.1%	5.8%	6.9%	12.7%	8.7%	8.6%
Other services	-3.5%	-4.7%	1.2%	-5.5%	-3.0%	-3.6%	-16.9%	-6.1%	-3.8%	-7.5%

Total	8.0%	8.9%	11.8%	-18.9%	2.3%	7.5%	9.4%	5.5%	7.8%	7.6%